EXHIBIT 10.29
Amendment No. 2 to the
Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan
     Pursuant to the approval of the Board of Directors of Arbor Realty Trust, Inc. (the “Company”) on March 20, 2008, the first sentence of Section 3 of the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan (as Amended and Restated on July 29, 2004), as further amended by Amendment No. 1 thereto adopted on May 25, 2005, is hereby amended to state as follows:
“The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 735,000 shares.”

Dated: March 20, 2008	ARBOR REALTY TRUST, INC.
	By:	/s/ Paul Elenio
		Name:	Paul Elenio
		Title:	Chief Financial Officer